$326,349.77

Philadelphia, Pennsylvania

September 24, 2002
As Amended December 1, 2004

AMENDED AND RESTATED NOTE

FOR VALUE RECEIVED, PRWT SERVICES, INC., a Pennsylvania ~~Non-Profit~~ Corporation, (hereinafter referred to as "Maker") promises to pay to PIDC LOCAL DEVELOPMENT CORPORATION (hereinafter referred to as "Payee"), at 2600 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania, the sum of Three Hundred Twenty Six Thousand Three Hundred Forty-Nine Dollars and Seventy Seven Cents ($326,349.77) pursuant to a Commitment Letter dated December 12, 2001 as amended together with interest at the rate of 5% per annum on the unpaid principal balance, said principal and interest to be payable as follows:

Commencing on January 1, 2005, Maker shall pay to Holder the sum of $326,349.77 together with interest thereon at the rate of 5% per annum in 83 consecutive equal monthly installments of Four Thousand Six Hundred Twelve Dollars and Sixty Cents ($4,612.60) each and a final 84th installment in the amount of $3,292.57. Each such installment shall first be applied on account of interest at the aforesaid rate and the balance thereon shall be applied on account of principal. In the event any such installment due under this paragraph is more than 15 days late, Maker shall pay to Holder a late charge of 3% of such installment.

On or before December 1, 2011, the balance of the principal together with interest accrued and unpaid shall be paid by Maker to Holder.

This Note is being executed pursuant to a loan being made by the Payee to the Maker, and Maker agrees to comply with all of the terms and conditions contained in the

Commitment Letter and any default under said Commitment Letter shall be an event of default hereunder.

The payment of this Note is secured by a Guaranty of Obligations from Willie F. Johnson, William Turner, ~~Melncase Shaw~~ and Fletcher Wiley.

The principal indebtedness, or any balance thereof, interest thereon, and all other sums due hereunder shall bear interest at the rate of twelve percent (12%) per annum if not paid when due.

Upon default hereunder, and after thirty (30) days written notice to Maker and the failure of Maker to cure said default within the aforesaid time period, the Maker does hereby empower any attorney of any Court of Record within the United States or elsewhere to appear for Maker, with or without a declaration filed, and confess judgment or judgments against said Maker in favor of the Payee or any subsequent holder hereof, as of any term, for the entire unpaid principal of this Note, and all arrearages of installment payments, together with costs of suits, attorney's commission of five percent (5%) for collection, and a release of all errors, on which judgment, execution or executions may issue forthwith. The Maker hereby waives the right of inquisition on all property levied upon to collect the indebtedness evidenced hereby and does voluntarily condemn the same and authorizes the Prothonotary to enter such condemnation, and waives and releases all laws, now in force or hereinafter enacted, relating to exemption, appraisement or stay of execution.

If this Note is place in attorney's hands for collection, or collected by a suit or through a bankruptcy, or probate, or any other court, either before or after maturing, then in any of said events, there shall be paid to the holder of this Note reasonable attorney's

fees and all costs and other expenses incurred by said holder in enforcing the terms of this Note.

Failure to pay any part of principal or interest of this Note when due, shall authorize the Payee to declare immediately due the whole of the same and exercise any and all rights and remedies provided by the Uniform Commercial Code as well as other rights and remedies possessed by the Payee.

The Maker and endorsers of this Note severally waive demand, presentment, notice of dishonor, diligence in collection, notice of protest, and agree to all extensions and partial payments before or after maturity without prejudice to the Payee.

IN WITNESS WHEREOF, Maker has executed this Note the day and year first above written.

PRWT SERVICES, INC.

Attest: ______________________ By: ______________________

The undersigned hereby approve and consent to the foregoing Amended and Restated

COPY

Note, and agree that their Guaranty of Obligations dated December 24, 2002 shall remain in full force and effect.

By: ______________________ (SEAL)
Willie F. Johnson

By: ______________________ (SEAL)
William Turner

By: ______________________ (SEAL)
Melonease Shaw

By: ______________________ (SEAL)
Fletcher Wiley

COPY